Exhibit 99.3

Reliant Bancorp, Inc. Declares Cash Dividend of $0.10 Per Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 27, 2020--Reliant Bancorp, Inc. (“Reliant”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share payable on May 22, 2020, to shareholders of record as of the close of business on May 8, 2020.

“This quarter’s cash dividend payment represents an 11.1% increase in the amount paid per share compared with the same quarter in 2019,” stated DeVan Ard, Jr., Reliant’s Chairman, President and CEO. “Reliant’s Board of Directors is focused on maintaining our strong capital position in this challenging environment resulting from the COVID-19 pandemic. We continue to assess all means of capital preservation available to us.

“We remain positive about Reliant’s future with the acquisitions we have completed in 2020. We completed the acquisition of First Advantage Bancorp (“First Advantage”), the parent company for First Advantage Bank, effective April 1, 2020, which moves us into the fast-growing Montgomery County (Clarksville) market. We also completed the acquisition of Tennessee Community Bank Holdings, Inc. (“TCB Holdings”), the parent company for Community Bank & Trust, effective January 1, 2020. These acquisitions solidify our position as the fourth largest community bank by asset size headquartered in the Nashville-Davidson--Murfreesboro--Franklin, TN Metropolitan Statistical Area. We expect these acquisitions to expand our franchise in Middle Tennessee and be accretive to Reliant’s 2020 earnings,” Ard concluded.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. (Nasdaq: RBNC) is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Montgomery, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. For additional information, locations, and hours of operation, please visit www.reliantbank.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “anticipate,” “expect,” “may,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of similar meaning, and the negatives thereof, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including those with respect to the acquisitions of First Advantage and TCB Holdings expanding Reliant’s franchise in Middle Tennessee and being accretive to Reliant’s earnings in 2020.

All forward-looking statements are subject to assumptions, risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such assumptions, risks, uncertainties, and factors include, among others, (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the risk that expected cost savings and revenue synergies from (a) the merger of Reliant and TCB Holdings (the “TCB Holdings Transaction”) or (b) the merger of Reliant and First Advantage (the “First Advantage Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (5) the effect of the completion of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of Reliant’s common stock, (6) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of First Advantage and its subsidiaries cannot be successfully integrated with the business and operations of Reliant and its subsidiaries or that integration will be more costly or difficult than expected, (7) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (8) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (9) the risk associated with Reliant management’s attention being diverted away from the day-to-day business and operations of Reliant to the integration of the Transactions, (10) the effects of the Federal Reserve’s benchmark interest rate cuts on liquidity and margins, (11) the potential adverse effects of the coronavirus (COVID-19) or any other pandemic on the ability of borrowers to satisfy their obligations to Reliant, the level of Reliant’s nonperforming assets, the demand for Reliant's loans or its other products and services, other aspects of Reliant's business and operations, and financial markets and economic growth, and (12) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in Reliant’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant disclaims any obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Contacts

DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2087)